Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES CASH TENDER FOR UP TO $100 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS 5.500% SENIOR NOTES DUE 2024

DENVER, COLORADO, September 2, 2021. M.D.C. Holdings, Inc. (NYSE: MDC) ("MDC" or the "Company") today announced the commencement of a cash tender offer (the "Tender Offer") to purchase up to $100 million aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 5.500% Senior Notes due 2024 (the “Notes”).
The following table sets forth certain terms of the Tender Offer:

				Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP Number	Principal Amount Outstanding	Maximum Tender Amount	Tender Offer Consideration	Early Tender Premium	Total Consideration
5.500% Senior Notes due 2024	552676AR9	$250,000,000	$100,000,000	$1,063.75	$30.00	$1,093.75

The terms and conditions of the Tender Offer are described in an Offer to Purchase, dated September 2, 2021 (the "Offer to Purchase"). MDC intends to fund the Tender Offer, including accrued interest and fees and expenses payable in connection with the Tender Offer, with cash on hand.

Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on September 16, 2021 (the “Early Tender Time”) and accepted for purchase will receive the Total Consideration set forth in the table above, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the "Early Tender Premium"). Holders of Notes tendered after the Early Tender Time will be eligible only to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration minus the Early Tender Premium.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all holders of Notes accepted for purchase will receive accrued and unpaid interest from and including the last interest payment date to, but not including, the applicable Settlement Date (as defined below) for such Notes.

Tendered Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on September 16, 2021 (the "Withdrawal Time") and may not be validly withdrawn thereafter except as provided in the Offer to Purchase or applicable law.

The Tender Offer will expire at 11:59 p.m., New York City time, on September 30, 2021, unless extended by MDC in its sole discretion (the "Expiration Time").

Provided that the conditions to the Tender Offer have been satisfied or waived, and assuming acceptance for purchase by MDC of the Notes validly tendered pursuant to the Tender Offer, (i) payment for Notes validly tendered at or prior to the Early Tender Time and accepted for purchase in the Tender Offer will be made on the settlement date that is expected to be the first business day following the Early Tender Time, or as promptly as practicable thereafter (the "Early Settlement Date") and (ii) payment for any Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Time, and accepted for purchase in the Tender Offer will be made on the settlement date that is expected to be the second business day following the Expiration Time (the "Final Settlement Date" and, together with the Early Settlement Date, the "Settlement Dates").

Acceptance for tenders of the Notes may be subject to proration if the aggregate principal amount of Notes validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. If the Tender Offer is fully subscribed as of the Early Tender Time, holders who validly tender Notes after the Early Tender Time will not have any of such Notes accepted for purchase.

The Company reserves the right, but is under no obligation, to increase the Maximum Tender Amount at any time, subject to compliance with applicable law, which could result in the Company purchasing a greater aggregate principal amount of Notes in the Tender Offer. There can be no assurance that the Company will exercise its right to increase the Maximum Tender Amount. If the Company increases the Maximum Tender Amount, it does not expect to extend the Withdrawal Time, subject to applicable law. Accordingly, holders should not tender any Notes that they do not wish to have purchased in the Tender Offer.

The Tender Offer is not contingent upon the tender of any minimum principal amount of Notes. MDC's obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is subject to and conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase. MDC reserves the right, subject to applicable law, to: (a) extend the Early Tender Time, Withdrawal Time or Expiration Time to a later date and time as announced by the Company; (b) increase the Maximum Tender Amount; (c) waive or modify in whole or in part any or all conditions to the Tender Offer; (d) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (e) otherwise modify or terminate the Tender Offer.

The dealer manager for the Tender Offer is Citigroup Global Markets Inc. Any questions regarding the terms of the Tender Offer should be directed to the Dealer Manager, Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. The information agent and tender agent is Global Bondholder Services, Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offer should be directed to the information agent for the Tender Offer, Global Bondholder Services, Inc. at (866) 470-4300 (toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 220,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise and Nashville. MDC's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Certain statements in this release and the Offer to Purchase may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended June 30, 2021. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
    IR@mdch.com